UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2014

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Munoz Rivera Avenue
Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip Code)

(787) 765-9800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

7.000% Senior Notes due 2019

On July 1, 2014, Popular, Inc. (“Popular”) issued $450,000,000 aggregate principal amount of 7.000% Senior Notes due 2019 (the “Notes”) in an underwritten public offering pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. Popular intends to use approximately $400 million of the proceeds of the offering and available cash to redeem $936 million aggregate principal amount of its junior subordinated debentures held by Popular Capital Trust III (the “Trust”). The Trust will consequently redeem $935 million aggregate principal amount of its trust capital securities held by the U.S. Treasury. Popular intends to use the remaining net proceeds to provide additional liquidity to the holding company.

The Notes were issued pursuant to the Indenture, dated as of February 15, 1995, as supplemented from time to time (the “Base Indenture”), and as further supplemented by the Eighth Supplemental Indenture, dated as of July 1, 2014 (the “Eighth Supplemental Indenture”, together with the Base Indenture, the “Indenture”) , between Popular, Inc. and The Bank of New York Mellon, as trustee.

The Notes bear interest at a rate of 7.000% per annum and mature on July 1, 2019. Interest will be payable semiannually in arrears on January 1 and July 1 of each year, commencing on January 1, 2015. The Notes are Popular’s unsecured senior debt securities and will rank equally in right of payment with all of Popular’s other existing and future unsecured senior indebtedness.

Prior to June 1, 2019, the Notes may be redeemed, in whole at any time or in part from time to time, at Popular’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due after the related redemption date and on or prior to June 1, 2019 (exclusive of any interest accrued to such redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 50 basis points, plus, in each case, unpaid interest, if any, accrued to, but not including, such redemption date. If Popular redeems the Notes on or after June 1, 2019, the Notes will be redeemed at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date.

The Eighth Supplemental Indenture has been filed as Exhibit 4.1 to this Current Report on Form 8-K and the description of the Eighth Supplemental Indenture contained herein is qualified in its entirety by reference to the Eighth Supplemental Indenture, which is incorporated into this Item 1.01 by reference. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

The following documents relating to the sale of the Notes are filed as exhibits to this Current Report on Form 8-K and are incorporated into this Item 8.01 by reference:

•	Underwriting Agreement, dated June 26, 2014, between Popular and J.P. Morgan Securities LLC, as representative of the several underwriters named therein;

•	Opinion of Sullivan & Cromwell LLP, dated July 1, 2014, as to the validity of the Notes; and

•	Opinion of Pietrantoni Méndez & Alvarez LLC, dated July 1, 2014, as to United States federal income tax matters.

Item 9.01 Financial Statements and Exhibits.

  (d) Exhibits

4.1	Eighth Supplemental Indenture, dated as of July 1, 2014, between Popular and The Bank of New York Mellon, as trustee.

4.2	Form of the Notes (included in Exhibit 4.1).

5.1	Opinion of Sullivan & Cromwell LLP, dated July 1, 2014, as to the validity of the Notes.

8.1	Opinion of Pietrantoni Méndez & Alvarez LLC, dated July 1, 2014, regarding tax matters.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Pietrantoni Méndez & Alvarez LLC (included in Exhibit 8.1).

99.1	Underwriting Agreement, dated June 26, 2014, between Popular and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc. (Registrant)

Date: July 1, 2014	By:	/s/ Jorge J. García
	Name: Title:	Jorge J. García Senior Vice President and Corporate Comptroller

EXHIBIT INDEX

4.1	Eighth Supplemental Indenture, dated as of July 1, 2014, between Popular and The Bank of New York Mellon, as trustee.

4.2	Form of the Notes (included in Exhibit 4.1).

5.1	Opinion of Sullivan & Cromwell LLP, dated July 1, 2014, as to the validity of the Notes.

8.1	Opinion of Pietrantoni Méndez & Alvarez LLC, dated July 1, 2014, regarding tax matters.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Pietrantoni Méndez & Alvarez LLC (included in Exhibit 8.1).

99.1	Underwriting Agreement, dated June 26, 2014, between Popular and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.